Exhibit 99.1

General Steel Receives Notice of Non-Compliance from NYSE

BEIJING – January 15, 2015 – General Steel Holdings, Inc. (“General Steel” or the “Company”) (NYSE: GSI), a leading non-state-owned steel producer in China, announced today that the New York Stock Exchange (the “NYSE”) notified the Company by a letter dated as of January 9, 2015, that it is not in compliance with the continued listing standards set forth in Section 802.01B of the NYSE’s Listed Company Manual (“Section 802.01B”). Specifically, the Company is below NYSE minimum requirements for average market capitalization over a 30 trading-day period of greater than $50 million and reported stockholders’ equity of greater than $50 million.

In accordance with NYSE procedures, the Company has 45 days from the date of receipt of the NYSE’s notice to submit a business plan to the NYSE demonstrating its ability to achieve compliance with the continued listing standards of Section 802.01B within 18 months of the date of receipt of the NYSE’s Notice. The Company intends to provide the NYSE with the required response to the NYSE’s notice within 10 business days of its receipt, and submit a business plan subsequently, stating its intent to cure this deficiency. In the event the NYSE approves the Company’s plan, the Company’s common stock will continue to be listed and traded on the NYSE during this 18-month cure period, subject to NYSE’s discretion, under the symbol “GSI”, but will continue to be assigned a “.BC” indicator.

The Company’s business operations and United States Securities and Exchange Commission reporting requirements are not affected by the receipt of the NYSE’s notice. The Company intends to actively monitor the closing price of its common stock during the cure period and will evaluate available options to resolve this deficiency and regain compliance with the applicable NYSE regulations.

About General Steel

General Steel, headquartered in Beijing, China, produces a variety of steel products including rebar, high-speed wire and spiral-weld pipe. The Company has operations in China’s Shaanxi and Guangdong provinces, Inner Mongolia Autonomous Region, and Tianjin municipality with seven million metric tons of crude steel production capacity under management. For more information, please visit www.gshi-steel.com.

To be added to the General Steel email list to receive Company news, or to request a hard copy of the Company’s Annual Report on Form 10-K, please send your request to generalsteel@asiabridgegroup.com.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. The Company cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Actual results could differ materially from those projected in the forward-looking statements as a result of inaccurate assumptions or a number of risks and uncertainties. These risks and uncertainties are set forth in the Company's filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under "Risk Factors" and elsewhere, and include: (a) those risks and uncertainties related to general economic conditions in China, including regulatory factors that may affect such economic conditions; (b) whether the Company is able to manage its planned growth efficiently and operate profitable operations, including whether its management will be able to identify, hire, train, retain, motivate and manage required personnel or that management will be able to successfully manage and exploit existing and potential market opportunities; (c) whether the Company is able to generate sufficient revenues or obtain financing to sustain and grow its operations; (d) whether the Company is able to successfully fulfill our primary requirements for cash; and (e) other risks, including those disclosed in the Company's most recent Annual Report on Form 10-K, filed with the United States Securities and Exchange Commission. Forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.

Contact Us

General Steel Holdings, Inc.

Joyce Sung

Tel: +1-347-534-1435

Email: joyce.sung@gshi-steel.com

Asia Bridge Capital Limited

Carene Toh

Tel: +1-888-957-3362

Email: generalsteel@asiabridgegroup.com